UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2019

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53078	42-1743430
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 552-4452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

Effective April 9, 2019, Bone Biologics Corporation (the “Company”) entered into an Amended and Restated Exclusive License Agreement (the “Amended License Agreement”) with The Regents of the University of California (the “Regents”). The Amended License Agreement, amends and restates the Amended and Restated Exclusive License Agreement, dated as of June 19, 2017 (the “2017 Agreement”), between the Company and the Regents, as amended by ten amendments. Under the Amended License Agreement, the Company continues to be responsible for the development and commercialization for Nell-1 (the “Licensed Product”). The Licensed Product is a recombinant human protein growth factor that is essential for normal bone development.

The principal changes to the 2017 Agreement are as follows:

●	Several additional patent families directed to the Licensed Product have been added.

●	A formal dispute resolution mechanism has been introduced to resolve any potential disagreements that may arise with respect to the Company’s allocation of value in connection with: (a) the calculation of Net Sales of combination products, and (b) the calculation of Sublicensing Income in those instances where both University Intellectual Property and non-University Intellectual Property are bundled together in a sublicense. In particular, the added dispute resolution mechanism allows the Regents to challenge the Company’s allocation of value by obligating the parties to confer with each other for thirty days and, following which the matter would be referred to a neutral expert for attempted resolution if still unresolved.

●	With respect to a PEGylated Licensed Product/Licensed Method covered by the “Newly Added Patent Rights,” the Company has agreed to assume a series of new development obligations, which conclude with a First Commercial Sale of such PEGylated Licensed Product/Licensed Method by the end of 2031.

●	Financial terms have been introduced with respect to “Newly Added Patent Rights,” and include: (a) a 30% sharing of any Sublicense Income received by the Company and attributable to those Newly Added Patent Rights; (b) four new Development Milestones corresponding to a PEGylated Licensed Product/Licensed Method that is covered by the Newly Added Patent Rights and which total $2.850,000; (c) a 3% royalty on Net Sales of such a Licensed Product/Licensed Method covered by the Newly Added Patent Rights; and (d) the Company’s reimbursement of past patent expenses (approximately $96,653), and assumption of patent expenses for such Newly Added Patent Rights going forward.

The foregoing description of the Amended License Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended Agreement, which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

Exhibit No.	Description
10.1	Amended and Restated Exclusive License Agreement, dated as of March 21, 2019, by and between the Company and The Regents of the University of California

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Index to Exhibits

Exhibit No.	Description
10.1	Amended and Restated Exclusive License Agreement, dated as of March 21, 2019, by and between the Company and The Regents of the University of California

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2019	Bone Biologics Corporation

	By:	/s/ STEPHEN R. LANEVE
	Name:	Stephen R. LaNeve
	Title:	Chief Executive Officer

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